Exhibit 14.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-120202) of América Móvil, S.A. de C.V. (“América Móvil”) and Radiomóvil Dipsa, S.A. de C.V. of our report dated January 31, 2005 with respect to the financial statements for the year ended December 31, 2004 of TracFone Wireless, Inc. included in the Annual Report (Form 20-F) of América Móvil for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

June 22, 2005